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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-47895 of Enhance Financial Services Group Inc. on Form S-3 and Registration Statement No. 333-93275 of Enhance Financial Services Group Inc. on Form S-8 of our report, dated March 27, 2000 relating to Enhance Financial Services Group Inc., and our report dated January 6, 2000 relating to Credit-Based Asset Servicing and Securitization LLC, each appearing in this Annual Report on Form 10-K/A of Enhance Financial Services Group Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

New York, New York
September 20, 2000